Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 (No. 333-60518) of American Capital, Ltd.,

(2)	Form S-8 (No. 333-109024) of American Capital, Ltd.,

(3)	Form S-8 (No. 333-109026) of American Capital, Ltd.,

(4)	Form S-8 (No. 333-124361) of American Capital, Ltd.,

(5)	Form S-8 (No. 333-135017) of American Capital, Ltd.,

(6)	Form S-8 (No. 333-135019) of American Capital, Ltd.,

(7)	Form S-8 (No. 333-160997) of American Capital, Ltd.,

(8)	Form S-8 (No. 333-168514) of American Capital, Ltd.,

(9)	Form S-8 (No. 333-172265) of American Capital, Ltd.,

(10)	Form S-8 (No. 333-139965) of American Capital, Ltd., and

(11)	Form S-3 (No. 333-123340) of American Capital, Ltd.;

of our reports dated February 16, 2016, with respect to the consolidated financial statements, financial highlights and schedule 12-14 of American Capital, Ltd. and the effectiveness of internal control over financial reporting of American Capital, Ltd. included in this Annual Report (Form 10-K) of American Capital, Ltd. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

McLean, Virginia
February 16, 2016